UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2014

BroadSoft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34777	52-2130962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9737 Washingtonian Boulevard, Suite 350

Gaithersburg, Maryland 20878

(Address of principal executive offices)

(301) 977-9440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) On May 2, 2014, BroadSoft, Inc. held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 28,555,982 shares outstanding as of the record date, 27,084,789 shares (approximately 95%) were present or represented by proxy at the Annual Meeting.

At the Annual Meeting, our stockholders: (i) approved the election to the Board of Directors of each of David Bernardi and John D. Markley, Jr., and (ii) ratified the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. The stockholders did not approve, on an advisory basis, the compensation of our named executive officers, as disclosed in our Proxy Statement.

(b) The results of the voting on the matters submitted to the stockholders are as follows:

1.	To elect two directors to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
David Bernardi	21,055,711	4,167,717	1,861,361
John D. Markley, Jr.	23,342,952	1,880,476	1,861,361

2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in our Proxy Statement.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
6,763,900	18,455,047	4,481	1,861,361

3.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
26,519,354	564,650	785	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.

Date: May 8, 2014	By:	/s/ Mary Ellen Seravalli
	Name:	Mary Ellen Seravalli
	Title:	Vice President and General Counsel